September 29, 2010

Amper, Politziner and Mattia, LLP
2015 Lincoln Highway
Edison, NJ  08818-0988

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549-7561

Dear Sirs/Madams:

We have read Zoo Entertainment, Inc.’s statements included under Item 4.01 on its Form 8-K filed on September 29, 2010 and we agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP